EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of IEA Income Fund VIII (the “Registrant”) on Form 10-K for the fiscal period ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Dennis J. Tietz, the President and Chief Executive Officer of Cronos Capital Corp., the General Partner of the Registrant, certify, based on my knowledge, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Registrant.

March 25, 2003

By	/s/ Dennis J. Tietz

Dennis J. Tietz, President and Chief Executive Officer of Cronos Capital Corp., General Partner of the Registrant

*	This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, shall not be deemed to be “filed” with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of said Act.